EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 15, 2014, with respect to the consolidated financial statements of Staffing Solutions Holdings, Inc. (a Delaware corporation) as included in the Form 8-K/A of TrueBlue, Inc. We hereby consent to the incorporation by reference of said report in the Registration Statement of TrueBlue, Inc. on Form S-3 (File No. 333-182832) and on Forms S-8 (File No. 333-125206, 333-130685, 333-164614, 333-167770 and 333-190220).

/s/ Grant Thornton LLP
Grant Thornton LLP

Chicago, Illinois
August 8, 2014